Exhibit 21.1

List of Significant Subsidiaries (as defined in Regulation S-X, Rule 1-02) of JER Investors Trust Inc.

Wholly-Owned Subsidiaries:

•	JER Investors Trust Finance Company I LLC (DE)

•	JER Investors Trust Finance Company II LLC (DE)

•	JER TRS Holding Company Inc. (DE)

•	JER CRE CDO 2005-1 Depositor, LLC (DE)

•	JER CRE CDO 2005-1, Limited (Cayman Islands)

•	JER CRE CDO 2005-1, LLC (DE)

•	JER CRE CDO 2006-2, LLC (DE)

•	JER CRE CDO 2006-2 Depositor, LLC (DE)

•	JER CRE CDO 2006-2, Limited (Cayman Islands)

•	JER Investors Trust Finance Company GS, LLC (DE)

•	JERIT LF CMBS Finance LLC (DE)

•	JERIT Acquisition Co. 1 LLC (DE)

•	JERIT Acquisition Co. 2 LLC (DE)

•	JER Hudson Community Capital, LLC (DE)

•	JERIT Finance Co JPM, LLC (DE)

•	JERIT CS Fund I Member, LLC (DE)

•	JERIT Non-CDO Assets Holding LLC (DE)

•	JERIT Non-CDO Mezzanine 1 LLC (DE)

•	JERIT Non-CDO Mezzanine 2 LLC (DE)

•	JERIT Non-CDO CMBS 1 LLC (DE)

•	JERIT Non-CDO CMBS 2 LLC (DE)

50% Member

•	JERIT CS Fund I, LLC (DE)

Trusts

•	JER Investors Trust Inc. REIT Qualification Trust
•	JERIT TS Statutory Trust I (DE)
•	JERIT TS Administration, LLC (DE)

US Debt Fund

•	JER US Debt Co-Investment Vehicle, L.P.